EXHIBIT 16.1
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LETTER DATED MAY 17, 2004 FROM GLEESON, SKLAR, SAWYERS AND CUMPATA, LLP TO THE
SECURITIES EXCHANGE COMMISSION


GLEESON
SKLAR
SAWYERS
CUMPATA LLP


                                                                    May 17, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We have read the attached statements made by Lifeway Foods, Inc. and Subsidiary (copy attached), which we understand will be filed with the Commission as part of the Company's Form 10-QSB report dated May 17, 2004.

We agree with the statements concerning our Firm in such Form 10-QSB.



Very truly yours,

/s/ Gleeson, Sklar, Sawyers & Cumpata, LLP

Gleeson, Sklar, Sawyers & Cumpata, LLP













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o    Management's ability to achieve reductions in cost and employment levels, to realize production efficiencies and to implement capital expenditures, all at of the levels and times planned by management.

ITEM 3.  CONTROLS AND PROCEDURES

         The Chief Executive Officer (who serves as the principal executive and financial officer) conducted an evaluation of the effectiveness of the Company's disclosure controls and procedures pursuant to Rule 13a-14 under the Securities Exchange Act of 1934 as of March 31, 2004. The Company has historically operated on strictly monitored cost constraints; with that perspective, the Chief Executive Officer concluded that the disclosure controls and procedures are effective in ensuring that all material information required to be filed in this quarterly report has been made known to her. However, based upon the Company's recent growth and improved cash position, as well as consultation with its auditors, management intends to implement additional procedures to improve internal controls in 2004. Specifically, an enhanced accounting software package has been identified which will permit enhanced data recording and internal reporting as well as additional on-site accounting staff and some changes to internal control procedures.

         As of the date of this quarterly report, there have been no known significant changes in internal controls or in other factors that could significantly affect these controls subject to the date of such evaluation.

                           PART II - OTHER INFORMATION

ITEM 2.  CHANGES IN SECURITIES

On March 8, 2004, each issued share of the Company's common stock, no par value, split into two shares pursuant to a stock split dividend declared by the Company Board of Directors on February 12, 2004.

ITEM 5.  OTHER INFORMATION

On May 13, 2004, the Company engaged Plante & Moran, PLLC ("Plante Moran") as its independent auditor following the May 1, 2004 merger of Plante Moran with the Company's previous auditor, Gleeson, Sklar, Sawyers & Cumpata.

On May 17, 2004, the Company announced its financial results for the fiscal quarter ended March 31, 2004 and certain other information. A copy of the Company's press release announcing these financial results and certain other information is attached as Exhibit 99.1 hereto. The information contained in
Exhibit 99.1 hereto is being furnished, and should not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities imposed by that Section. The information contained in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing. The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business and other matters contained in the press release are "forward-looking." The press release also cautions investors that "forward-looking" statements may be different from actual operating results. Finally, the press release states that a more thorough discussion of risks and uncertainties which may affect the Company's operating results is included in the Company's reports on file with the Securities and Exchange Commission.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

Exhibit
Number         Description
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3.4            Amended and Restated By-laws (incorporated by reference to
               Exhibit No. 3.5 of Lifeway's Current Report on Form 8-K dated and filed on December 10, 2002).

3.5 Articles of Incorporation, as amended and currently in effect (incorporated by reference to Exhibit 3.5 of Lifeway's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 and filed on August 8, 2000).